                                  EXHIBIT 24(a)

                                POWER OF ATTORNEY

        The undersigned, being a director of Lindsay Manufacturing Co. (the "Company"), hereby appoints Richard W. Parod as his agent and attorney-in-fact for the purpose of executing and filing all reports on Form 10-K relating to the year ending August 31, 2002, and any amendments thereto, required to be filed with the Securities and Exchange Commission by the Company.


        IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated.


         SIGNATURE                                      CAPACITY                       DATE
         ---------                                      --------                       ----
/s/ HOWARD G. BUFFETT                       Chairman of the Board
------------------------------              of Directors                          November 24, 2002
Howard G. Buffett

/s/ MICHAEL N. CHRISTODOLOU                 Director                              November 1, 2002
------------------------------
Michael N. Christodolou

/s/ LARRY H. CUNNINGHAM                     Director                              November 15, 2002
------------------------------
Larry H. Cunningham

/s/ J. DAVID MCINTOSH                       Director                               November 1, 2002
------------------------------
J. David McIntosh

/s/ WILLIAM F. WELSH II                     Director                               November 1, 2002
------------------------------
William F. Welsh II



                                       47